SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 26, 2003 (November 26, 2003)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Numbers)	58-2029543 (I.R.S. Employer Identification Nos.)

6025A Unity Drive Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrants' Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Item 5.          Other Events.

On November 26, 2003, SpectRx, Inc. announced that it has received $1 million payment from Respironics as part of the sale of BiliChek Non-invasive Bilirubin Analyzer product line as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference.

Item 7.         Financial Statements and Exhibits.

                    (c)      Exhibits.

     The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 26, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/S/ THOMAS H. MULLER, JR.
	By:	Thomas H. Muller, Jr.
Executive Vice President and Chief Financial Officer

Date: November 26, 2003.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 26, 2003.